Exhibit 99.1
LIZ CLAIBORNE INC. UNVEILS LONG-TERM GROWTH PLAN
“Focused Ownership, Targeted Resources, Brand Power”
Honing Portfolio, With 16 Brands Under Strategic Review
Identifies $190 Million In Annual Cost Savings To Be Fully Realized By 2010
Provides Updated FY 2007, Initial Q2 2007 Guidance And 2008 Outlook
Strengthens Management Team With Appointment of EVP, Partnered Brands

NEW YORK, July 11, 2007 — Liz Claiborne Inc. (NYSE: LIZ) today will announce its long-term growth plan at its Investor Conference. Under the plan, the company will hone its brand portfolio, aggressively manage its cost structure and innovate its supply chain in order to enhance shareholder returns. The company will concentrate on powerful brands with strong direct-to-consumer growth paths, as well as a refined group of wholesale-based brands with robust consumer franchises. In order to better focus its resources, the company is conducting a review of strategic alternatives for 16 brands in its existing portfolio.

As previously announced, the company will operate its portfolio under a new organizational structure with two operating segments. Its retail-based Direct Brands segment includes the Juicy Couture, Kate Spade, Lucky Brand Jeans and Mexx brands, which will each be managed as vertically integrated brands designed to maximize growth and shareholder value. The company’s wholesale-based Partnered Brands segment will operate with a leaner, more centralized structure, with a greater emphasis on design and merchandising and meeting the needs of partners and consumers.

Chief Executive Officer William L. McComb stated, “Our strategy is centered on building powerful brands. With a newly focused portfolio, realigned structure and strengthened management team, we can commit the resources and marketing investment necessary to maximize the potential of our most valuable properties. We are also developing a best-in-class retail capability and will no longer operate our retail brands through the lens of a wholesale business, but rather view and operate all of our brands with the mindset and muscle of a specialty retailer.”

Mike Scarpa, Chief Operating Officer, said, “Integral to our vision is the development of an innovative supply chain for both Direct and Partnered Brands that will deliver on the promise of ‘fashion faster.’ At the same time, we will aggressively manage our cost structure to increase bottom-line results. Going forward, we are confident in our ability to achieve stronger, more sustainable financial performance, including meaningful long-term growth in revenues, operating margins, earnings per share and return on invested capital.”

Direct Brands
The Direct Brands segment will be composed of retail-based, lifestyle brands that have significant multi-channel, multi-national, multi-category growth potential, participate in highly attractive, growing markets, and are expected to generate approximately $2.2 billion in revenues in 2007. Direct Brands will be managed under a brand-centric, vertical organizational structure that enables the brands to function with their own unique accessories, licensing, wholesale sales, retail management and international functions, as well as brand-dedicated sourcing leadership.

The company plans to aggressively expand the specialty retail store base of the Juicy Couture, Kate Spade, Lucky Brand Jeans and Mexx brands, with a goal of opening over 300 stores, leading to a total door count of more than 800 by year-end 2010. Other growth drivers for Direct Brands include: category expansion (such as apparel, accessories, cosmetics and kids); highly visible marketing campaigns; brand-centric outlet and e-commerce strategies; and international growth via select wholly-owned stores and third party relationships.

Partnered Brands
The Partnered Brands segment will include wholesale-based brands with strong consumer franchises. Brands in this segment offer stable revenue and cash flows with attractive ongoing economics. Partnered Brands include: the Liz Claiborne family of brands (Axcess, Claiborne, Concepts by Claiborne, Liz Claiborne, Liz & Co. and Villager), the DKNY® Jeans group, the Monet family of brands and the cosmetics family of brands.

In total, the Partnered Brands are expected to generate approximately $2.8 billion in revenues in 2007, including approximately $800 million in revenues associated with the brands under strategic review. The company is forecasting stabilized sales for the Liz Claiborne family of brands after 2008, with declines in the traditional department stores offset by growth in other retailers. Central to Partnered Brands is the goal of working more collaboratively with the department store and mid-tier retailers. Partnered Brands will also utilize a leaner operating structure with select shared resources by brand grouping.

“This industry is ready for a better partnering model. Together with department stores, we need to delight the consumer with more exciting and affordable fashions. That means new thinking in design, production, distribution and marketing,” said Tim Gunn, Chief Creative Officer. “We are focusing more on product sell-through than ever before.”

Cost Savings
The company expects its structural realignment and other initiatives to yield annual cost savings of $100 million in 2008, and an additional $45 million in each of 2009 and 2010, totaling annual cost savings of $190 million by 2010. These savings, which will drive significant operating margin expansion beginning in 2008, will be realized through the streamlining of corporate management, consolidation of organizational structure and fewer layers in our Partnered Brands, cost rationalization in our supply chain and reduction in corporate overhead throughout the company. The company expects a net reduction in 2007 of 600 to 800 positions, or 7% to 9% of its non-retail based global work force, which includes significant staff reductions at the more senior levels of the organization, as announced on June 20, 2007.

Mr. McComb added, “Reducing the number of positions at the company is an extremely difficult but necessary decision for Liz Claiborne Inc. at this time. As a leaner, more streamlined operation, we will be better positioned to deliver growth and build shareholder value.”

Brands Under Strategic Review
The company is conducting a review of strategic alternatives — including possible divestiture, discontinuation, or licensing — for the following brands: C&C California, Dana Buchman, Ellen Tracy, Emma James, Enyce, First Issue, Intuitions, J.H. Collectibles, Kensie, Laundry by Design, Mac & Jac, prAna, Sigrid Olsen, Stamp 10, Tapemeasure and Tint. These brands are expected to generate 2007 sales of approximately $800 million. As this review will impact our retail partners, we will reach out to them to discuss business implications and potential opportunities for these brands.

Mr. McComb stated, “These brands have loyal consumer followings and valuable distribution, represent meaningful growth opportunities and can excel with the right partners and necessary investment. They also have strong management teams that will be incented to continue growing and developing them concurrent with the review process. The company expects to announce the results of its strategic review and formal plans for these brands by the second quarter of 2008.”

Additional Senior Management Appointment
As announced on June 20, 2007, the company has reorganized and realigned its management and organizational structure to support this strategic change. The company also announced today that Dave McTague will join the company as Executive Vice President, Partnered Brands, reporting to Mr. McComb. Prior to joining Liz Claiborne Inc., Mr. McTague was President of Converse Apparel and Accessories at NIKE, Inc., where he was responsible for expanding the Converse brand into a global, lifestyle brand, including premium apparel and accessories for men and women. Before that, he was President of Global Apparel and Retail, Victorinox, Swiss Army Brands, where he oversaw design, strategy, operations, production, sales, analytical planning, retail presentation and merchandising for the label. Prior to that, he was President of Menswear at Tommy Hilfiger U.S.A., Inc.

McComb said, “I want to extend a warm welcome to Dave McTague, a highly regarded industry veteran with a unique balance of merchant savvy and business acumen. Dave’s experience and insights from building brands at Converse, Victorinox and Tommy Hilfiger, and his strong relationships across the wholesale channel, make him the ideal leader for our Partnered Brands segment. We are always excited to supplement our strong incumbent talent with outside perspectives, and together we are eager to implement our new strategy and maximize the potential of the company’s Partnered Brands.”

2007 Guidance
The company has tightened its full-year 2007 adjusted EPS guidance to a range of $1.90 to $2.00, with adjusted net sales expected to be flat to down low single digits compared to last year. For the second quarter of 2007, the company expects adjusted net sales to be flat as compared to last year, and adjusted EPS to be in the range of $0.22 to $0.24. This guidance excludes the following:

•	a $0.06 impact of costs incurred as part of our streamlining initiatives in the first quarter;
•	a $0.14 to $0.16 estimated impact of costs expected to be incurred as part of our streamlining initiatives in the second quarter;
•	any additional costs the company will incur in the second half of 2007 as part of its streamlining initiatives;
•	any additional income or expenses incurred in connection with the sale, licensing, or closure of the brands under strategic review; and
•	the impact of any future acquisitions.

2008 Outlook and Long-Term Financial Profile
In 2008, the company expects to achieve full-year sales of $4.2 billion to $4.3 billion and adjusted EPS of $2.35 to $2.50.

Over the long-term, the company expects to achieve annual revenue growth in the high single digits, operating margin in the mid-teens, EPS growth in the high-teens, and a return on invested capital in the high-teens.

This outlook excludes the following:

•	operating results for brands currently under strategic review;
•	any additional income or expenses incurred in connection with the sale, licensing, or closure of the brands under strategic review;
•	any additional costs the company will incur as part of its streamlining initiatives; and
•	the impact of any future acquisitions.

The company believes that the adjusted guidance included in this release, which will also be discussed during today’s Investor Conference, provides a meaningful presentation of its projected operations and financial performance and will allow for a meaningful comparison with historical results.

Beginning at 8:30 AM (ET) today, the company will host its Investor Conference to discuss these plans in more detail. The event will be webcast and can be accessed via the Investor Relations section of the Liz Claiborne Inc. website at www.lizclaiborneinc.com. Copies of the presentations will be available on the company’s website immediately following the conclusion of the meeting. An archive of the webcast and a transcript of the meeting will be available on the company’s website on Thursday, July 12, 2007.

About Liz Claiborne Inc.
Liz Claiborne Inc. designs and markets an extensive range of branded women’s and men’s apparel, accessories and fragrance products. Our diverse portfolio of quality brands — available domestically and internationally via wholesale and retail channels — consistently meets the widest range of consumers’ fashion needs, from classic to contemporary, active to relaxed and denim to streetwear. Liz Claiborne Inc.’s brands include Axcess, Bora Bora, C&C California, Claiborne, Concepts by Claiborne, Curve, Dana Buchman, Ellen Tracy, Emma James, Enyce, First Issue, Intuitions, J.H. Collectibles, Juicy Couture, Kate Spade, Kensie, Kensiegirl, Laundry by Design, LIZ, Liz Claiborne, Liz & Co., Lucky Brand Jeans, Mac & Jac, Mambo, Marvella, Mexx, Monet, Monet 2, prAna, Ratio, Realities, Sigrid Olsen, Soul, Spark, Stamp 10, Tapemeasure, Tint, Trifari, Villager and Yzza. In addition, Liz Claiborne Inc. holds the exclusive, long- term license to produce and sell men’s and women’s collections of DKNY® Jeans and DKNY® Active in the Western Hemisphere. The company also has the exclusive license to produce jewelry under the Kenneth Cole New York and Reaction Kenneth Cole brand names. In May 2007, the company entered into a partnership agreement with designer Narciso Rodriguez, providing for 50 percent ownership of the Narciso Rodriguez name and trademarks and an exclusive license to operate the Narciso Rodriguez business worldwide.

Forward-Looking Statement
Statements contained herein that relate to future events or the company’s future performance, including, without limitation, statements with respect to the company’s anticipated results of operations or level of business for 2007 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The company may change its intentions, belief or expectations at any time and without notice, based upon any change in the company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company’s control. Among the factors that could cause actual results to materially differ include: risks related to the reorganization of the company into two segments and the related realignment of the company’s management structure; risks associated with the company’s ability to attract and retain talented, highly qualified executives and other key personnel; risks associated with providing for the succession of senior management; risks associated with the company’s ability to execute on the long-term growth plan discussed in this release and during its July 11, 2007 investor conference; risks associated with the company’s ability to successfully execute on the strategic review of its brands designated for such review, including the risks associated with designating the appropriate brands for review, the risks associated with retaining key personnel working for such brands, and risks associated with appropriately valuing assets related to brands that may be identified for divestiture; risks associated with the company’s operation and expansion of its specialty retail business, including the ability to successfully expand the specialty retail store base of its Direct Brands segment; risks associated with the company’s ability to achieve greater collaboration with its wholesale customers; risks associated with the company’s ability to achieve projected cost savings; risks associated with the continuing challenging retail and macro-economic conditions, including the levels of consumer confidence and discretionary spending and the levels of customer traffic within department stores, malls and other shopping and selling environments; risks related to the company’s ability to successfully continue to evolve its supply chain system, including its product development, sourcing, logistics and technology functions, to reduce product cycle-time and costs and meet customer demands and the requirements of the projected growth in the company’s specialty retail business; risks associated with selling the company’s Liz & Co. and Concepts by Claiborne brands outside of better department stores; risks associated with the company’s dependence on sales to a limited number of large United States department store customers; the impact of consolidation among one or more of the company’s larger customers, such as the merger between Federated Department Stores, Inc. and The May Department Store Company; risks related to retailer and consumer acceptance of the company’s products; risks associated with the possible failure of the company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality standards or to comply with company policies regarding labor practices or applicable laws or regulations; risks related to the company’s ability to adapt to and compete effectively in the current quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products, as well as lowered barriers to entry; risks associated with the company’s ability to maintain and enhance favorable brand recognition; risks associated with the company’s ability to correctly balance the level of its commitments with actual orders; risks associated with the company’s ability to identify appropriate business development opportunities; risks associated with acquisitions and new product lines and markets, including risks relating to integration of acquisitions, retaining and motivating key personnel of acquired businesses and achieving projected or satisfactory levels of sales, profits and/or return on investment; risks associated with any significant disruptions in the company’s relationship with its employees; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, and currency devaluations in countries in which the company sources product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing intellectual property; and such other economic, competitive, governmental and technological factors affecting the company’s operations, markets, products, services and prices and such other factors as are set forth in our 2006 Annual Report on Form 10-K, including, without limitation, those set forth under the heading “Risk Factors” and under the heading “Statement Regarding Forward-Looking Disclosure.” The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Relations Contact:	Media Contact:
Robert J. Vill	Jane Randel
Vice President, Finance and Treasurer	Vice President, Corporate Communications
201-295-7515	212-626-3408